UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant's Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(cf) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Agreement with Direct Contact Media

On August 1, 2006, we entered that certain services agreement with Direct Contact Media, Inc., a California corporation ("DCM"), pursuant to which we will provide up to 60,000 stored value cards per month to DCM beginning in September of 2006. We will also provide our value load services SIRE Network transaction platform for the Discover Network Stored Value card products offered for sale to consumers through Internet-based sales efforts of DCM on an exclusive basis and provide DCM with the necessary data processing and related services with our SIRE Value Load Network so the Discover cards products can be purchased by consumers and have value loaded on them at any of the SIRE Network retail locations. DCM will pay a program set up fee for each new Stored Value card program DCM wishes to offer to their consumers, will pay us a fee for an initial purchase of 100,000 Stored Value cards and will also pay us a fee for an initial stocking order of 10,000 cards. We will pay commissions to DCM for certain fees charged to consumers using the Discover Stored Value Card Products sold by DCM. DCM will also have the right to purchase Morgan Beaumont stock if sales volume of Discover Stored Value Card Products by DCM exceeds a specified threshold. A copy of this agreement is attached hereto as Exhibit 8.1.1.

(b) Agreement with Ruben Sanchez

On August 1, 2006, we entered that certain consulting agreement with Ruben Sanchez pursuant to which Mr. Sanchez will prepare, submit, present and follow-up on our application for a money transmitter license in the states designated by us and act in an advisory capacity for anti-money laundering, USA PATRIOT Act and Bank Secrecy Act compliance. We will pay Mr. Sanchez on a flat fee basis for the services rendered by him and for all pre-approved costs associated with the applications prepared and/or submitted by him. Mr. Sanchez is an anti-money laundering expert, with experience with the operations and compliance needs of money transfer and stored value card companies and is also licensed as an attorney by the State Bar of California. A copy of this agreement is not attached hereto as Exhibit for confidentiality.

(c) Recent Financing

On August 2, 2006, we entered into a Senior Secured Promissory Note and Common Stock Purchase Warrant for up to $3,000,000. As of August 9, 2006, $2,000,000 had been funded. Our existing $1.1 million bridge loan was converted into this financing. The new senior convertible loan is convertible into securities we may sell in our next qualified financing over $3,000,000. If the loans are not repaid or converted prior to February 2, 2007, they are thereafter convertible into our common stock at $0.05 per share. The lenders received a warrant to purchase four (4) shares of common stock for $0.25 per share for each dollar loaned. A copy the Note and Warrant are attached hereto as Exhibit 8.1.2 and Exhibit 8.1.3, respectively.

(d) Press Releases

On July 26, 2006, we issued a press release announcing the appointment of Jerry Uffner as our Vice President of Sales with responsibility for all aspects of the strategic planning and implementation of the sales efforts, including all sales initiatives, personnel and customer relationships. Prior to joining us, Mr. Uffner had been a director of sales of the prepaid products division for RBS Lynk, a prepaid card provider and processor. Mr. Uffner has also held sales management positions with First Data and InComm. A copy of this press release is attached hereto as Exhibit 8.2.1.

On August 2, 2006, we issued a press release announcing the agreement with Direct Contact Media, as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.2.

On August 7, 2006, we issued a press release announcing that we have secured new financing of up to $3,000,000, with approximately $2 million being funded on or around August 4, 2006, as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.3.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	August 10, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1	Services Agreement with Direct Contact Media, Inc.
8.1.2.	Senior Secured Convertible Promissory Note
8.1.3	Common Stock Purchase Warrant
8.2.1	Press Release issued July 26, 2006
8.2.2	Press Release issued August 2, 2006
8.2.3	Press Release issued August 7, 2006

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